Exhibit 10.1

COURTSIDE GROUP, INC.

(dba podcastone)
SUBSCRIPTION AGREEMENT
(July 2022)

Courtside Group, Inc.
335 North Maple Drive, Suite 127

Beverly Hills, CA 90210

Ladies and Gentlemen:

The undersigned subscriber or subscribers (hereinafter, the “Subscriber”) has received and carefully read the Courtside Group, Inc.’s (dba PodcastOne) Subscription Booklet, dated July 2022, and supplements, if any, thereto and exhibits thereto (collectively, the “Subscription Booklet”), including, without limitation, the form of Note (as defined below) and form of Warrant (as defined below), which describes the terms and conditions by which an investor may participate and invest in Courtside Group, Inc., a company incorporated under the laws of Delaware (the “Company”). Capitalized terms used and not defined herein shall have the same meanings as in the Subscription Booklet.

1. Subscription.

(a) Subject to the terms and conditions of this subscription agreement (the “Subscription Agreement”), the Subscriber hereby irrevocably subscribes for and agrees to invest the amount indicated on the signature page hereof in the Company and hereby tenders this Subscription Agreement, together with a check or wire transfer in such amount, for the number of units (the “Units”) set forth on the signature page hereof at a purchase price of $100,000 per Unit. The minimum subscription is $100,000 per Subscriber but the Company, in their sole discretion, may waive such minimum investment requirement from time to time. All subscription funds will be held in a non-interest bearing escrow account in the Company’s name at Signature Bank, 261 Madison Avenue, New York, NY 10016 pending a closing, as follows:

Name of Bank:	Signature Bank
Bank Address:	261 Madison Avenue, New York, NY 10016

ABA Number:	026013576
A/C Name:	Signature Bank as Escrow Agent for
Courtside Group, Inc.
A/C Number:	1504848589

(b) Subject to earlier termination by either the Company or Joseph Gunnar & Co., LLC (the “Placement Agent”), the Units will be offered through July 4, 2022, which period may be extended by the Company and the Placement Agent, in their mutual discretion, to a date not later than September 2, 2022 (such date, as applicable, the “Termination Date”). The Subscriber agrees that this subscription shall be irrevocable and shall survive the death or disability of the Subscriber if either the Company or the Placement Agent rejects a subscription, either in whole or in part, funds received pursuant hereto will be returned to the Subscriber, without interest accrued thereon or deduction therefrom.

(c) Each Unit consists of (i) an Original Issue Discount Convertible Promissory Note in the principal amount of $110,000 including an Original Issue Discount (OID) of 10.0%, (each a “Note” and collectively the “Notes”) of the Company, and (ii) a five-and-one-half-year warrant (each a “Warrant” and collectively the “Warrants”) to purchase a number of shares (each a “Warrant Share” and collectively the “Warrant Shares”) of the Company’s common stock, par value $0.00001 per share (the “common stock”), equal to the quotient obtained by dividing 100% of the principal amount of the Note by the quotient of (x) $60,000,000 (the “Valuation Cap”) divided by (y) the Fully Diluted Capitalization immediately prior to the Qualified Financing or the Qualified Event, as applicable, at a per share exercise price equal to (A) if a Qualified Financing or the Qualified Event, as applicable has occurred on or before the Maturity Date (as defined in the Notes), the lower of (i) the quotient of (x) the Valuation Cap divided by (y) the Fully Diluted Capitalization immediately prior to the Qualified Financing or the Qualified Event, as applicable, and (ii) the purchase price per share or other whole unit in the Qualified Financing or the Qualified Event, as applicable, or (B) if a Qualified Financing or the Qualified Event, as applicable, has not occurred on or before the Maturity Date, the Voluntary Conversion Price (as defined in the Notes). This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Subscription Booklet relating to the offering (the “Offering”) by the Company of a minimum of 80 Units ($8,800,000 (including the OID)) (“Minimum Amount”), and up to a maximum of 100 Units ($11,000,000 (including the OID)) (“Maximum Amount”). The Units are being sold in the Offering (as defined below) as more fully described in the Subscription Booklet. This Subscription Agreement is one in a series of similar subscription agreements (collectively, the “Subscription Agreements”) entered into pursuant to the Offering. As used herein, “Fully Diluted Capitalization” means the number of outstanding shares of the Company’s common stock, assuming conversion of all outstanding securities convertible into shares of the Company’s common stock and exercise of all outstanding options and warrants to purchase shares of common stock or other outstanding securities convertible into shares of common stock, but excluding, for this purpose, (A) the conversion of any Notes (whether or not such Notes have actually been converted), (B) the exercise of any Warrants (whether or not such Warrants have actually been exercised), (C) the exercise of any warrants issued to the Placement Agent or any other placement agent or underwriter in connection with securities offered pursuant to the Subscription Booklet or in the Qualified Financing or the Qualified Event, as applicable), and (D) any securities issued in connection with the Qualified Financing or the Qualified Event, as applicable (including, without limitation, pursuant to any equity incentive plans); provided that in the case of a Qualified Financing or the Qualified Event, as applicable, “Fully Diluted Capitalization” also shall exclude the shares of common stock that are reserved for issuance under the Company’s existing or future equity incentive plan(s), compensation plans or any equity incentive plan(s) to be adopted in connection with the offering of the Notes or the Qualified Financing or the Qualified Event, as applicable, as the case may be.

2. Acceptance of Subscription. The Company may, in its discretion at any time prior to the Termination Date, hold an initial closing for gross proceeds to the Company of $8,000,000 (“Initial Closing”), provided that LiveOne, Inc., the Company’s parent (“LiveOne” or “Parent”), shall have agreed to purchase $3,000,000 in gross proceeds to the Company of Notes and Warrants at the Initial Closing, and, at any time and from time to time after the Initial Closing, may hold subsequent closings (each such closing, including the Initial Closing, a “Closing,” and the final such Closing, the “Final Closing”), in each case, with respect to any Units for which subscriptions have been accepted prior to such date. The Subscriber acknowledges and agrees that the Company, in its sole discretion, has the right to accept or reject this subscription, in whole or in part, for any reason, and that this subscription shall be deemed to be accepted by the Company only when it is signed by an authorized signatory on its behalf and the Subscriber’s funds are received by the Company. The Subscriber agrees that subscriptions need not be accepted in the order they are received by the Company. Upon rejection of this Subscription Agreement for any reason, including but not limited to if the Initial Closing does not occur prior to the Termination Date or the aggregate subscription amount owed with respect to the Units purchased by the Subscriber pursuant hereto (the “Subscription Amount”) is received after the Final Closing, all funds received with this Subscription Agreement will be returned to the Subscriber without deduction for any fee, commission or expense and without interest with respect to any money received, and this Subscription Agreement shall be deemed to be null and void and of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

3. Representations, Warranties and Covenants of the Subscriber. The Subscriber hereby represents and warrants to and covenants with the Company as follows:

(a) The Subscriber is an (i) “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) Confidential Subscriber Questionnaire (Entities) (collectively each a “Confidential Subscriber Questionnaire”), as annexed hereto as Items F and FF, is complete, accurate and true in all respects;

(b) Prior to executing this Subscription Agreement, the Subscriber acknowledges that he (i) has received, read and is familiar with the Subscription Booklet and recognizes that the Company has a limited operating history and that an investment in the Company involves a high degree of risk and (ii) has carefully read and considered the matters set forth under the caption “Risk Factors” in the Subscription Booklet, and, in particular, acknowledges that the Company engages in a highly competitive business, is a development stage company with no significant operating history to date and has limited assets;

(c) The Subscriber has been advised that there will be no market for the investment made in the Company, that such market may never develop and it may not be possible to readily liquidate this investment, if at all. The Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to his net worth; his investment in the Company will not cause such overall commitment to become excessive; and he can afford to bear the loss of his entire investment in the Company;

(d) The Subscriber has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in the securities comprising the Units for an indefinite period of time;

(e) The Subscriber satisfies any special suitability or other applicable requirements of his state of residence and/or the state in which the transaction by which the Units are purchased occurs;

(f) The Subscriber has such knowledge and experience in financial, tax and business matters that he is capable of evaluating the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto, or the Subscriber has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to him and all other prospective investors in the Units and to evaluate the merits and risks of such an investment on the Subscriber’s behalf;

(g) The Subscriber confirms that the Company has made available to Subscriber the opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Company concerning the Offering of the Units, the Company and the Company’s business, as described in the Subscription Booklet, and otherwise to obtain any additional information, to the extent that the Company possess such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Subscription Booklet. In considering its investment in the Company, the Subscriber has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company, LiveOne, the Placement Agent, or any director, officer, stockholder, partner, employee, agent, member, or counsel, or any representative or affiliate of any of the foregoing, other than as expressly set forth in the Subscription Booklet and this Subscription Agreement;

(h) If the Subscriber is an entity: (i) such entity was not formed for the specific purpose of acquiring the Units, (ii) such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, (iii) its decision to invest in the Company was made in a centralized fashion (e.g. by a board of directors, general partner, manager, trustee, investment committee or similar governing or managing body); (iv) it is not managed to facilitate the investment decisions of its beneficial owners regarding investments (including an investment in the Company); and (vi) its shareholders, partners, members or beneficiaries, as applicable, did not and will not (x) contribute additional capital for the purpose of acquiring the Units (y) have any discretion to determine whether or how much of the Subscriber’s assets are being invested in any investment made by the Subscriber (including the Subscriber’s investment in the Company), or (z) have the ability to individually elect whether or to what extent such shareholder, partner, member or beneficiary, as applicable, will participate in the Subscriber’s investment in the Company;

(i) The Subscriber hereby acknowledges that the Subscriber has been advised that this offering has not been registered with, or reviewed by, the U.S. Securities and Exchange Commission (the “SEC”) because this offering is intended to be a non-public offering pursuant to Section 4(a)(2) of the Securities Act and Regulation D as promulgated thereunder. The Subscriber represents that the Subscriber’s Units are being purchased for the Subscriber’s own account, for investment purposes only and not with a view for distribution or resale to others. The Subscriber agrees that the Subscriber will not sell or otherwise transfer the securities comprising the Units or the Shares issuable upon conversion of the Notes and exercise of the Warrants (collectively, the “Note and Warrant Shares”) unless they are registered under the Securities Act or unless in the opinion of counsel, which counsel and opinion are satisfactory to the Company, an exemption from such registration is available. The Subscriber understands that the securities comprising the Units and the Note and Warrant Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Subscriber’s investment intention and the Subscriber’s representations, warranties and agreements contained herein. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if the Subscriber’s representation merely meant that the Subscriber’s present intention was to hold such Units for a short period, such as the capital gains period of tax statutes, for a deferred sale or for any other fixed period. The Subscriber realizes that the SEC might regard a purchase with an intent inconsistent with the Subscriber’s representation to the Company, and a sale or disposition thereof, as a deferred sale to which the exemption is not available;

(j) The Subscriber understands that neither the SEC nor the securities administrator of any state has made any finding or determination relating to the fairness of this investment and that neither the SEC nor the securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Units, nor have any of them reviewed or passed upon the accuracy or adequacy of the Subscription Booklet;

(k) The execution, delivery and performance by the Subscriber of the Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound; and, if the Subscriber is not an individual, will not violate any provision of the charter documents, by-laws, indenture of trust, operating agreement or partnership agreement, as applicable, of the Subscriber. The signatures on the Subscription Agreement are genuine; and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same, or, if the Subscriber is not an individual, the signatory has been duly authorized to execute the same; and the Subscription Agreement constitutes the legal, valid and binding obligations of the Subscriber, enforceable in accordance with its terms;

(l) The Subscriber is unaware of, is in no way relying on, and did not become aware of the Offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and sale of the Units and is not subscribing for the Units and did not become aware of the Offering of the Units through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

(m) The Subscriber has relied solely upon the advice of his own tax and legal advisors with respect to the tax and other legal aspects of this investment;

(n) The Subscriber understands that the Company will review this Subscription Agreement and the Subscriber’s Confidential Subscriber Questionnaire and the Company is hereby given authority by the Subscriber to call the Subscriber’s bank or place of employment or otherwise investigate or review the financial standing of the Subscriber; and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription and to terminate the offer at any time;

(o) The Subscriber understands that by reason of the Company’s obligation to pay certain fees and expenses of the Offering, as described in the Subscription Booklet, not all of the gross proceeds of the Offering will be available for use by the Company;

(p) The Subscriber is not (i) a retirement plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended, another plan that is not subject to ERISA or any participant and beneficiary of any of the foregoing, (ii) an individual retirement account or its beneficial owner, or (iii) a fiduciary of any of the foregoing plans or individual retirement accounts;

(q) The Subscriber is not aware that any person, and has been advised that no person (other than the Placement Agent), will receive from the Company any compensation as a broker, finder, adviser or in any other capacity in connection with the purchase of Units and the Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company to the Placement Agent or as otherwise described in the Subscription Booklet);

(r) By executing and delivering this Subscription Agreement, the Subscriber covenants to the Company that, except with the prior written permission of the Company, the Subscriber shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information contained in the Subscription Booklet, including the exhibits and attachments thereto. The provisions of this Paragraph 3(r) shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby;

(s) The Subscriber acknowledges that Signature Bank is acting solely as Escrow Agent in connection with the offering of the Units and makes no recommendation with respect thereto. Signature Bank has made no investigation regarding the Offering, the Company, LiveOne or any other person or entity involved in the Offering;

(t) The Subscriber acknowledges that any estimates or forward-looking statements or projections included in the Subscription Booklet were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company or LiveOne and should not be relied upon;

(u) The Subscriber’s substantive relationship with the Placement Agent or subagent through which the Subscriber is subscribing for Units predates the Placement Agent’s or such subagent’s contact with the Subscriber regarding an investment in Units;

(v) SUBSCRIBER ACKNOWLEDGES THAT THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED, DISAPPROVED OR RECOMMENDED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE SUBSCRIPTION BOOKLET. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

(w) The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Subscriber represents that the amounts invested by it in the Company were not and are not directly or indirectly derived from activities that contravene U.S. Federal, state or international laws and regulations, including anti-money laundering laws and regulations. U.S. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.1 The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(x) The Subscriber represents and warrants that, to the best of its knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such investor cannot make the representation set forth in the preceding paragraph. The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber is advised that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights (if any) of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

(y) The Subscriber represents and warrants that, to the best of its knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family member3 or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below;

(z) If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate; and

2 A “senior foreign political figure” is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned commercial enterprise. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and a spouses’ parents and siblings.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known (or is actually known by the relevant covered financial institution) to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(aa) (For Residents of All States) The Subscriber acknowledges that the Units, Notes and the Warrants have not been recommended by any federal or state securities commission or regulatory authority. In making an investment decision investors must rely on their own examination of the Company and the terms of the offering, including the merits and risks involved. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense. The Units, the Notes, the Warrants and the Note and Warrant Shares issuable upon exercise of the Notes and Warrants, respectively, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom. Subscribers should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time, including a complete loss of capital.

(bb) The Subscriber agrees to enter into a lock-up agreement with the Company pursuant to which the Subscriber will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of shares of the Company’s common stock or common stock equivalent for a period of ninety (90) days from the closing of the Qualified Financing or Qualified Event, as applicable (the “Lock-Up Period”), subject to certain exceptions outlined in the lock-up agreement.

The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of (i) delivery of this Subscription Agreement and accompanying documents to the Company and shall survive such delivery, (ii) the date of any conversion of the Note, and (iii) the date of any exercise of the Warrant. If, in any respect, those representations and warranties shall not be true and accurate prior to delivery of the payment of the purchase price of the Units or the date of any conversion of the Note or the date of any exercise of the Warrant, the undersigned shall immediately give written notice to the Company specifying which representations and warranties are not true and accurate and the reason therefor. In addition, the Subscriber agrees to notify the Company immediately in writing if the Subscriber ceases to be an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. Until the Subscriber provides a notice described in the preceding two sentences, the Company may rely on the representations, warranties, covenants and agreements contained herein in connection with any matter related to the Company. Without limiting the generality of the preceding sentence, the Company may assume that all such representations and warranties are correct in all respects as of the date hereof and the date of any conversion of the Note or the date of any exercise of the Warrant and may rely on such representations and warranties in determining whether (i) the Subscriber is suitable as a purchaser of Units, (ii) Units may be sold to the Subscriber or any other Subscriber without first registering the Units under the Securities Act or any other applicable securities laws, (iii) the conditions to the acceptance of subscriptions for Units have been satisfied, (iv) the Subscriber meets the eligibility standards set by the Company and (v) whether the Note and Warrant Shares can be issued to the Subscriber.

4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to and covenants with the Subscriber as follows:

(a) The Units, the Notes, and the Warrants have been duly authorized and reserved for issuance and, when issued and paid for in accordance with this Subscription Agreement upon the closing of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable federal, state, and U.S. securities laws, and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any Person (as defined below) to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of the Securities in this offering. Except as part of or in connection with the Offering or the IPO (as defined below), pursuant to the Spin-Out or pursuant to any existing of future equity incentive plan or other compensation plan of the Company, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. As used herein, the term “Person” means any foreign or domestic individual, corporation, trust, partnership, joint venture, limited liability company or other entity. As used herein, the term “Relevant Security” means any Shares or other security of the Company that is convertible into, or exercisable or exchangeable for Shares or equity securities of the Company, or that holds the right to acquire any Shares or equity securities of the Company or any other such Relevant Security. The “Spin-Out” means one or more transactions in which the Company shall issue shares to LiveOne’s stockholders in connection with the Company’s contemplated public offering (the “IPO”).

(b) The Shares underlying the Notes (the “Conversion Shares”) have been duly authorized for issuance, have been validly reserved for future issuance and will, upon conversion of the Notes, be duly and validly issued, fully paid and non-assessable and have been issued in compliance with all federal and state securities laws, and will not have been issued in violation of or subject to preemptive or similar rights to subscribe for or purchase securities of the Company. The issuance of such securities is not subject to any statutory preemptive rights and is not and will not be subject to any preemptive rights under the Company’s certificate of incorporation or bylaws as in effect at the time of issuance, rights of first refusal or other similar rights of any security holder of the Company

(c) The Warrant Shares (together with the Units, the Notes, the Warrants, and the Conversion Shares, the “Securities”) have been duly authorized for issuance, have been validly reserved for future issuance and will, upon exercise of the Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and have been issued in compliance with all federal and state securities laws, and will not have been issued in violation of or subject to preemptive or similar rights to subscribe for or purchase securities of the Company. The issuance of such securities is not subject to any statutory preemptive rights and is not and will not be subject to any preemptive rights under the Company’s certificate of incorporation or bylaws as in effect at the time of issuance, rights of first refusal or other similar rights of any security holder of the Company.

(d) The Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity other than the entities itemized on Schedule 4(d) hereto or as disclosed in the SEC Reports (as defined below) (the “Subsidiaries” and each a “Subsidiary”). All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly by the Company.

(e) Each of the Company and the Subsidiaries have been duly incorporated, formed or organized, and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation, formation or organization. Each of the Company and the Subsidiaries have all requisite power and authority to carry on its business as it is currently being conducted, and to own, lease and operate its respective properties. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a material adverse effect on clauses (i) through (iii) below, or any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to: (i) the business, condition (financial or otherwise), assets, liabilities, results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the offering or consummation of any of the other transactions contemplated by this Subscription Agreement, or (iii) the ability of the Company to consummate the transactions contemplated by this Agreement and to perform its obligations under this Subscription Agreement, the Notes, the Warrant, or the Other Transaction Documents (as defined below) (any such effect being a “Material Adverse Effect”).

(f) Except as set forth in Schedule 4(f), there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company, any Subsidiary, or any of its officers or directors is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated. Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except for any non-compliance the consequences of which would not have or reasonably be expected to have a Material Adverse Effect. Neither the Company, nor any of its Affiliates (within the meaning of Rule 144 under the Securities Act) (“Affiliates”) has received any notice or other information from any regulatory or other legal or governmental agency which could reasonably be expected to result in any material default or potential decertification by the Company, or any of its Affiliates. Except as described in the Subscription Booklet or in the financial statements of the Company attached thereto, the Company has not received any notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, which would have or would reasonably be expected to have a Material Adverse Effect, and the Company knows of no facts or set of circumstances which could give rise to such a notice, which would have or would reasonably be expected to have a Material Adverse Effect.

(g) The Company is not a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any governmental authority that has not been satisfied in full, otherwise discharged or which, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

(h) Except as disclosed in Schedule 4(h), neither the Company nor the Subsidiaries: (i) is in violation of its certificate or articles of incorporation, memorandum and articles of association, by-laws, certificate of formation, limited liability company agreement, joint venture agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”) upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (solely with regard to (ii) and (iii) above) for such violations or defaults which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

(i) The Company has full right, power and authority to execute and deliver this Subscription Agreement, the Notes, the Warrants, and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Subscription Agreement (collectively, the “Other Transaction Documents”). The Company has duly and validly authorized this Subscription Agreement, the Notes, the Warrants, the Other Transaction Documents, and each of the transactions contemplated thereby. This Subscription Agreement and the Other Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(j) When issued, the Note will constitute valid and binding obligations of the Company to issue and sell, upon conversion thereof, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Notes are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(k) When issued, the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(l) Except as set forth on Schedule 4(l) (the “Required Consents”), the execution, delivery, and performance of this Subscription Agreement, the Notes, the Warrants, and the Other Transaction Documents, and consummation of the transactions contemplated by this Subscription Agreement, including the issuance, sale and delivery of the Securities to be issued, sold and delivered hereunder, do not and will not: (i) conflict with, require Consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound, or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any legal or require Consent from, any governmental agency or body, domestic or foreign, or (iv) trigger a reset or repricing of any outstanding securities of the Company, except in the case of subsections (i) and (iii) for any default, conflict or violation that would not have or reasonably be expected to have a Material Adverse Effect, except for such Consents as may be required under federal or state securities or blue sky laws or the by-laws, each of which has been obtained and is in full force and effect or will be obtained and will be in full force and effect. The Company has obtained the Required Consents, which are in full force and effect as of the date of each closing of the Offering.

(m) Each of the Company and the Subsidiaries has all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted or is contemplated to be conducted, and each such Consent is valid and in full force and effect, except where, either individually or in the aggregate, the absence or ineffectiveness of such Consent would not be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent, except where the revocation of, or imposition of a materially burdensome restriction on, any Consent would not be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction, except where the failure to obtain such Consent would not be expected to have a Material Adverse Effect.

(n) Except as set forth in the reports, schedules, forms, statements and other documents filed by LiveOne with the SEC (the “SEC Reports”), the Company maintains a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles (“GAAP”) and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Reports, since the date of the Company’s incorporation, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(o) Except as set forth in the SEC Reports, the Company’s board of directors of has not been informed, nor is any executive officer or director of the Company aware, of: (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(p) Neither the Company nor any of its Affiliates has, prior to the date hereof, directly or indirectly, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the rules and regulations of the SEC with the offer and sale of the Securities pursuant to this Subscription Agreement. Neither the Company nor any of its Affiliates has sold or issued any Relevant Security during the six (6)-month period preceding the date hereof, including but not limited to any sales pursuant to Rule 144A or Regulation D or Regulation S under the Securities Act, other than Shares issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options, rights or warrants.

(q) No director or officer of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer other than LiveOne which could materially affect such person’s ability to be and act in such person’s respective capacity of the Company.

(r) Except in connection with this Offering or the Placement Agent, no holder of any securities of the Company or any Relevant Security has any rights to require the Company to register any such securities under the Securities Act as part or on account of, or otherwise in connection with, the offer and sale of the Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(s) The Company is not and, at all times up to and including consummation of the transactions contemplated by this Subscription Agreement, and after giving effect to application of the net proceeds of this offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act. Neither the Company nor any of the Subsidiaries is, and, after giving effect to this offering and the application of the proceeds thereof, neither of them will be, a “controlled foreign corporation” as defined by the U.S. Internal Revenue Code of 1986, as amended.

(t) LiveOne has filed all SEC Reports required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as LiveOne was required by law or regulation to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the required of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements and notes of LiveOne and its Subsidiaries for the year ended March 31, 2022, as filed by LiveOne with the SEC (the “LiveOne Financials”), comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect hereto as in effect at the time of filing, and fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of LiveOne and its subsidiaries, on a consolidated basis, at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(u) Except as and to the extent reflected or reserved against in the LiveOne Financials and except as set forth on Schedule 4(u), the Company has no outstanding Indebtedness (as defined below) in excess of $100,000 or any obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the LiveOne Financials. For purposes of this Agreement: (a) “Indebtedness” means, with respect to the Company: (i) indebtedness for borrowed money; (ii) amounts owing as deferred purchase price for property or services, including “earn-out” payments; (iii) indebtedness for borrowed money evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; (iv) obligations under any interest rate, currency or other hedging or similar agreement; (v) obligations under any performance bond, surety bond, letter of credit or similar instrument, but only to the extent drawn or called as of such time; (vi) all liabilities secured by any lien or other encumbrance on the assets or property owned or held by the Company; (vii) all equity holder loans and employee advances; (viii) all accrued (or earned) and unpaid employee salaries and all accrued (or earned) and unpaid employee bonus payments related to any period of time prior to the date hereof; (ix) any indebtedness guaranteed for which the Company is liable; and (x) all accrued and unpaid taxes of the Company and its predecessors, related to any period of time prior to the date hereof. The Company has not, in violation of Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), directly or indirectly, including through a Subsidiary (other than as permitted under Sarbanes-Oxley for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(v) Except as set forth on Schedule 4(v), the Company and the Subsidiaries own or lease all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except or such as do not (individually or in the aggregate) materially affect the business or prospects of the Company or the Subsidiaries. Any real property and buildings held under lease or sublease by The Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, except where the failure to have such lease would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Change. Neither the Company nor the Subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or the Subsidiaries, except where the failure to have such lease would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Change.

(w) The Company and the Subsidiaries: (i) own or possess adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as currently operated and as proposed to be operated and (ii) have no knowledge that the conduct of their respective businesses do or will conflict with, and they have not received any notice of any claim of conflict with, any such right of others, except to the extent that the failure to own or possess or have adequate rights to own, possess or have such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. To the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except in each case as would not be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any claim for royalties or other compensation from individuals, including employees or former employees of the Company, who made inventive contributions to Company’s technology or products that are pending or unsettled, and, neither the Company nor the Subsidiaries will have any obligation to pay royalties or other compensation to such individuals on account of inventive contributions, except for any claim as would not be expected to have a Material Adverse Effect.

(x) Except as set forth on Schedule 4(x) and the transactions contemplated in connection with the Spin-Out, to securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since July 1, 2020, the date of LiveOne’s purchase of the Company.

(y) Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it prior to the date hereof or has duly obtained extensions of time for the filing thereof and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except for any failure to file or obtain an extension or make a provision of the payment of taxes which would not reasonably be expected to result in a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened, except for any assessment which would not reasonably be expected to result in a Material Adverse Change. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period consistent with GAAP and, since the date of LiveOne’s most recent financial statements filed with the SEC. The Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary. No transaction, stamp or other issuance or transfer taxes or duties, and no capital gain, income transfer, withholder or other tax or duty is payable in the United States by or on behalf of the subscribers to any taxing authority thereof or therein in connection with (i) the issuance, sale and delivery of the Securities by the Company; (ii) the holding or transfer of the Securities; or (iii) the execution and delivery of this Subscription Agreement or any other document to be furnished hereunder.

(z) No labor disturbance or dispute by or with the employees of the Company or the Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, currently exists or, to the Company’s knowledge, is threatened. The Company and the Subsidiaries are in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to their employees in the United States.

(aa) Except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and the Subsidiaries have at all times operated their respective businesses in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply therewith. Neither the Company nor any Subsidiary has received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that would individually or in the aggregate, result in a Material Adverse Effect. As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a federal, state, local or foreign government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.

(bb) Each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which: (i) is entered into, maintained or contributed to, as the case may be, by the Company and (ii) covers any officer or director or former officer or director of the Company (collectively, the “Benefit Arrangements”) have each been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to that Benefit Arrangement, except for any failure which would not reasonably be expected to result in a Material Adverse Effect.

(cc) None of the execution of this Subscription Agreement, the Notes, the Warrants, or consummation of this Offering and the transaction contemplated by the Offering will constitute a triggering event under any employee plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any Subsidiary other than an event which would not, individually or in aggregate, reasonably be expected to result in a Material Adverse Effect.

(dd) Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of their respective employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for domestic or foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or Person charged with similar public or quasi-public duties in the United States, other than payments that are not prohibited by the laws of the United States or any jurisdiction thereof.

(ee) The Company has not offered the Securities to any Person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (ii) a journalist or publication to write or publish favorable information about the Company, any Subsidiary or its products or services.

(ff) As of the date hereof and as of the closing of this Subscription Agreement, and except as contemplated by this Subscription Agreement, neither the Company nor any Subsidiary operates within the United States or any state or territory thereof in such a manner so as to subject the Company or its operations or businesses to registration as a foreign company doing business in any state within the United States in a way which would violate any of the following laws in any material respect: (i) the Bank Secrecy Act, as amended, (ii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, (iii) the Foreign Corrupt Practices Act of 1977, as amended, (iv) the Currency and Foreign Transactions Reporting Act of 1970, as amended, (v) the Employee Retirement Income Security Act of 1974, as amended, (vi) the Money Laundering Control Act of 1986, as amended, (vii) the rules and regulations promulgated under any such law, or any successor law, or any judgment, decree or order of any applicable administrative or judicial body relating to such law, and (viii) any corresponding law, rule, regulation, ordinance, judgment, decree or order of any state or territory of the United States or any administrative or judicial body thereof.

(gg) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes of the United States, and, to the Company’s knowledge, all other jurisdictions to which the Company and the Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency, including the Currency and Foreign Transactions Reporting Act of 1970, as amended (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) None of the Company, the Subsidiaries or their respective directors or officers or, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries has engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act of 1996, the National Defense Authorization Act for Fiscal Year 2012, the Iran Threat Reduction and Syria Human Rights Act of 2012 or any Executive Order relating to any of the foregoing (collectively, and as each may be amended from time to time, the “Iran Sanctions”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of engaging in any activities sanctionable under the Iran Sanctions.

(jj) Except for payments due to the Placement Agent there are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or any subscriber for a brokerage commission, finder’s fee, financial consulting fee or other like payment in connection with the transactions contemplated by this Subscription Agreement or any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or Affiliates that may affect the Placement Agent’s compensation as determined by Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180 days prior to the Effective Date, other than the prior payment of $25,000 to the Placement Agent in connection with this Offering. None of the net proceeds of this Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein. No officer, director or any beneficial owner of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA); no Company Affiliate is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market); no Company Affiliate has made a subordinated loan to any member of FINRA; and no proceeds from the sale of Securities (excluding compensation owed to the Placement Agent) will be paid to any FINRA member, or any persons associated with or affiliated with any member of FINRA. No FINRA member participating in the offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “FINRA member participating in the offering” includes any associated person of a FINRA member that is participating in the offering, any member of such associated person’s immediate family and any affiliate of a FINRA member that is participating in this offering.

(kk) As used in this Subscription Agreement, references to matters being “material” with respect to the Company or the Subsidiaries shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company or the Subsidiaries, either individually or taken as a whole, as the context requires.

(ll) As used in this Subscription Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the executive officers and directors of the Company and the Subsidiaries, with the assumption that such executive officers and directors shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as executive officers, directors or managers of the Company or its applicable Subsidiary).

(mm) Neither the Company, any of the Subsidiaries nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment to prior judgment, attachment in aid of execution or otherwise) under the laws of the United States.

(nn) The capitalization of the Company is as set forth on Schedule 4(oo).

(oo) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the board of directors of the Company has determined, in their good faith business judgment, to be necessary or prudent, including, but not limited to, customary directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(pp) The Company and the board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the subscribers as a result of the subscribers and the Company fulfilling their obligations or exercising their rights under this Subscription Agreement and the Other Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the subscribers’ ownership of the Securities.

(qq) Based on the consolidated financial condition of the Company as of the closing of this Subscription Agreement, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) except as set forth on Schedule 4(qq), the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from closing of this Subscription Agreement. Schedule 4(qq) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.

(rr) The Company acknowledges and agrees that each of the subscribers is acting solely in the capacity of an arm’s length subscriber with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no subscriber is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Subscription Agreement or the Other Transaction Documents and the transactions contemplated thereby and any advice given by any subscriber or any of their respective representatives or agents in connection with this Subscription Agreement or the Other Transaction Documents and the transactions contemplated thereby is merely incidental to the subscribers’ purchase of the Securities. The Company further represents to each subscriber that the Company’s decision to enter into this Subscription Agreement and the Other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ss) Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the subscribers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(tt) With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the subscribers a copy of any disclosures provided thereunder.

(uu) The Company will notify the subscribers in writing, prior to the closing of this Subscription Agreement of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(vv) From the date hereof until six (6) months after the end of the Lock-Up Period, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, except for an Excluded Issuance (as defined in the Warrant); provided, that the Company shall be permitted to announce or consummate any private or public offering of any of its securities at a price per security that is effectively higher than the offering price per security in the Qualified Financing or Qualified Event, as applicable.

(ww) From the date hereof until twelve (12) months after the end of the Lock-Up period, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction except for an Excluded Issuance (as defined in the Warrant). “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Subscriber shall be entitled to obtain injunctive relief against the Company to preclude any such issuance (except for an Excluded Issuance), which remedy shall be in addition to any right to collect damages.

(xx) The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(yy) Until the Notes are paid or converted in full as provided in the Notes, the Company shall maintain on deposit in one or more of its accounts with a US incorporated bank or a US branch of a non-US incorporated bank, $3,000,000 of Free Cash, less the amount of the principal balance owed under the Notes that has been paid or repaid by the Company from time to time; provided that the foregoing shall not apply if the Majority Noteholders (other than the Parent) (i) determine that it is in the best interests of the Company to maintain less than the required amount of Free Cash, and (ii) provide a written consent. “Free Cash” means unencumbered, unrestricted cash of the Company (other than as set forth under the Transaction Documents) on deposit in one or more bank accounts of the Company as determined by the Company in its sole discretion.

(zz) LiveOne shall not effect any Qualified Financing or Qualified Event unless (i) the Company’s post-money valuation at the time of the Qualified Event is at least $150 million and (ii) immediately following such event LiveOne owns no less than 66% of the Company’s equity, unless in either case otherwise permitted by the written consent of the Majority Noteholders excluding the Parent.

(aaa) Until the Qualified Financing or Qualified Event, as applicable, is consummated, LiveOne shall irrevocably and unconditionally guarantee to the Subscribers and their respective successors, indorsees, transferees and assigns, the prompt and complete repayment when due (whether at the stated maturity, by acceleration or otherwise, subject to any cure period) of the Notes (other than the Notes issued to LiveOne) and any interest or other fees due thereunder, without presentment, protest, notice of protest, notice of non-payment, or any other notice whatsoever. LiveOne has received any and all consents that are required to effectuate the foregoing.

(bbb) If the Company has not consummated the Qualified Financing or Qualified Event, as applicable, by the seven-, eight- or nine-month anniversary of the Initial Closing date, unless in either case permitted by the written consent of the Majority Noteholders excluding LiveOne, the Company shall redeem $1,000,000 of the total principal amount of the then outstanding Notes (other than the Notes issued to LiveOne) by the tenth calendar day of each month immediately following such respective anniversary date (provided, that if such date is not a Business Day, such repayment shall be made on the immediately following Business Day), and an aggregate redemption of $3,000,000 over the course of three such months, each of which shall be distributed to the holders of such Notes on a prorated basis. The Company has received any and all consents that are required to effectuate the foregoing. In the event of any such redemption, the holders of the redeemed Notes shall not forfeit any of their Warrants solely as a result of such redemption.

The foregoing representations and warranties are true and accurate as of the date of closing of this Subscription Agreement. If, in any respect, those representations and warranties shall not be true and accurate at the time of closing of this Subscription Agreement, the Company shall immediately give written notice to the Placement Agent specifying which representations and warranties are not true and accurate and the reason therefor. In such event, the Company and the Placement Agent shall determine if it then becomes necessary to amend or supplement the Executive Summary or this Subscription Agreement so that the representations and warranties herein remain true and correct in all material respects, and in such case, the Subscriber will promptly receive such an amendment or supplement prior to the closing of this Subscription Agreement.

5. Rule 144 Issuances; Registration Statement.

(a) Rule 144 Issuances. If at any time, beginning one hundred and eighty (180) days from the date of issuance of the Warrants, Rule 144 under the Securities Act (“Rule 144”) can be relied upon by the Subscriber with respect to its sale of the Warrant Shares (hereinafter in this Section 5, the “Registrable Securities”) without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Registrable Securities and without volume or manner-of-sale restrictions, then the Company shall cause certificates evidencing such Registrable Securities to be issued without any legend, other than any lock-up or other restrictive legend required under this Subscription Agreement, the Notes, the Warrant, or the Other Transaction Documents. The Company shall cause its counsel at its sole expense (or at Subscriber’s option, counsel selected by Subscriber and at the sole expense of Subscriber) to issue a legal opinion to the Company’s transfer agent (the “Transfer Agent”) or the Subscriber promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Subscriber, respectively. If such Registrable Securities may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Registrable Securities and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission) then such Registrable Securities shall be issued free of all legends, other than any lock-up or other restrictive legend required under this Subscription Agreement, the Notes, the Warrant, or the Other Transaction Documents. The Company agrees that following such time as such legend is no longer required under this Section 5, it will, no later than the later of (i) two (2) Trading Days (as defined below) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Subscriber to the Company or the Transfer Agent of a certificate representing Registrable Securities, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Subscriber a certificate representing such Registrable Securities that is free from all restrictive and other legends, other than any lock-up or other restrictive legend required under this Subscription Agreement, the Notes, the Warrant, or the Other Transaction Documents. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5, other than any lock-up or other restrictive legend required under this Subscription Agreement, the Notes, the Warrant, or the Other Transaction Documents. Certificates for Registrable Securities subject to legend removal hereunder (after the removal of all lock-up or other restrictive legend required under this Subscription Agreement, the Notes, the Warrant, or the Other Transaction Documents) shall be transmitted by the Transfer Agent to the Subscriber by crediting the account of the Subscriber’s prime broker with the Depository Trust Company System as directed by the Subscriber. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Shares as in effect on the date of delivery of a certificate representing Registrable Securities, as applicable, issued with a restrictive legend. As used herein, “Trading Day” means a day on which the principal Trading Market is open for trading. As used herein, “Trading Market” means any of the following markets or exchanges on which the Company’s Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

(b) While the Note is outstanding, in addition to such Subscriber’s other available remedies, the Company shall pay to a Subscriber, in cash, as partial liquidated damages and not as a penalty, two percent (2%) of such Subscriber’s subscription amount for each month after the Legend Removal Date until such certificate is delivered without a legend; provided, that any such damages shall not accrue or be payable whatsoever to the extent that (i) any such delay arises from or in connection with a Subscriber’s failure to timely deliver all materials and documents reasonably requested by the Company, its legal counsel and/or its transfer agent, or (ii) Subscriber’s broker’s inability, refusal or any other reason to permit the removal of the legend.

(c) At any time during the period that the Note is outstanding, commencing on the twelve (12) month anniversary of the date hereof (or the fifteen (15) month anniversary of such date, if the maturity date of the Note is extended pursuant to the terms therein) and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) during the period that the Note is outstanding, has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Subscriber’s other available remedies, the Company shall pay to a Subscriber, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Subscriber’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Subscribers to transfer the Warrant Shares and Conversion Shares pursuant to Rule 144, provided that such liquidated damages shall not exceed in the aggregate to twelve percent (12.0%) of such Subscriber’s aggregate Subscription Amount.  The payments to which a Subscriber shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Subscriber’s right to pursue actual damages for the Public Information Failure, and such Subscriber shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Upon Subscriber’s redemption of any Notes in accordance with Section 2(d) of the Note, then a portion of the Subscriber’s Warrants shall be forfeited and cancelled in accordance with the following formula: for each $1,000 of Principal Amount (as such term is defined in the Note) of Notes redeemed, Warrants to purchase 100% of the Warrant Shares issued per $1,000 of Principal Amount shall be immediately forfeited and cancelled and the Holder shall not have any right to any payments under this Section 5 with respect to such canceled Warrants or redeemed Notes.

(d) Registration Statement. On or prior to the date that is nine (9) months after the date of the Initial Closing, the Company shall use its commercially reasonable best efforts to prepare and file with the SEC a Registration Statement on Form S-1 (or such other form as applicable) covering, among other securities, the resale under the Securities Act of the shares of Company’s common stock underlying the Securities for an offering to be made on a continuous basis pursuant to Rule 415 (the “Registration Statement”). The Company shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective promptly thereafter on or before the Notes’ maturity date (as may be extended). If the Company does not file the Registration Statement on or prior to the date that is nine (9) months after the Initial Closing, the Company shall prepay $1,000,000 of the principal amount of the Notes pro rata to the Note holders (other than LiveOne). If the Company does not file the Registration Statement on or prior to the date that is twelve (12) months after the Initial Closing, the Company shall prepay $2,000,000 of the principal amount of the Notes pro rata to the Note holders (other than LiveOne). For the avoidance of doubt, the Company’s and/or LiveOne’s obligations pursuant to this Section 5(d) shall not be in addition to the obligations described in Section 4(bbb) of this Subscription Agreement, such that the maximum aggregate redemption and/or prepayment amount required to be paid by the Company and/or LiveOne pursuant to this Section 5(d) and Section 4(bbb) shall be $3,000,000.

6. Indemnification. The Subscriber acknowledges that it understands the meaning and legal consequences of the representations, warranties and covenants in paragraph 3 hereof and that the Company has relied upon such representations, warranties and covenants, and he hereby agrees to indemnify and hold harmless the Company, LiveOne and the Placement Agent and their respective officers, directors, controlling persons, agents, representatives, managers, employees, affiliates, successors and assigns (collectively, the “Representatives”), from and against any and all losses, damages or liabilities due to or arising out of a breach of any representation, warranty, agreement, obligation or covenant made by the Subscriber herein. Notwithstanding the foregoing, however, no representation, warranty, covenant, acknowledgment or agreement made herein by the Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to the Subscriber under Federal or state securities laws. All representations, warranties and covenants contained in this Subscription Agreement and the indemnification contained in this paragraph 6 shall survive the acceptance of this subscription.

7. Restrictions on Transfer. The Subscriber understands and agrees that, in addition to the provisions regarding restrictions on withdrawal and transferability of his investment contained in the securities comprising the Units, the following restriction and limitation is applicable to the Subscriber’s investment in the Units pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder: The Notes, Warrants, the Conversion Shares, and the Warrant Shares shall (i) not be sold, pledged, hypothecated or otherwise transferred unless they are registered under the Securities Act and applicable state securities laws or are exempt therefrom, and (ii) shall be subject to the market stand-off legend and restrictions as set forth in the Notes and the Warrants.

8. Investor Qualification. The Subscriber previously or simultaneously herewith has furnished a completed and executed Confidential Subscriber Questionnaire, the information in which is true and correct in all respects and which is hereby incorporated by reference herein.

9. Modification. Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought to be enforced.

10. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

(a) If to the Subscriber, to the address set forth on the signature page of this Subscription Agreement; or

(b) If to the Company, to the address set forth on the first page of this Subscription Agreement; or

(c) At such other address as the Subscriber or the Company may hereafter have advised the other by a notice conforming with this paragraph 8.

11. Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of such Subscriber shall be joint and several and the agreements, representations, warranties, covenants and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or its heirs, executors, administrators, successors, legal representatives and assigns.

12. Third Party Beneficiaries. The Placement Agent shall be deemed a third party beneficiary of the representations and warranties of the Subscriber contained in Section 3 hereof and the Company as contained in Section 4 hereof and shall have the right to enforce such provisions directly to the extent it may deem such enforcement necessary or advisable to protect its rights.

13. Entire Agreement. This Subscription Agreement, together with the Note, the Warrant and the NDA (if applicable), contains the entire agreement of the parties with respect to the matters set forth herein and there are no representations, covenants or other agreements except as stated or referred to herein or as are embodied in the Notes and the Warrants.

14. Assignability. This Subscription Agreement, and the rights, interests and obligations hereunder, are not transferable or assignable by the undersigned or any successor thereto.

15. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

16. Arbitration. The parties agree to submit all controversies relating to the subject matter of this Subscription Agreement to arbitration in accordance with the provisions set forth below and understand that:

Arbitration is final and binding on the parties.

The parties are waiving their right to seek remedies in court, including the right to a jury trial. Pre-arbitration discovery is generally more limited and different from court proceedings.

The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

All controversies which may arise between the parties concerning this Subscription Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority, Inc. in New York, New York. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the Person or Persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Subscription Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

17. Confidentiality; Certain Disclosures. The Company will use their best efforts to keep the information provided in the Confidential Subscriber Questionnaire strictly confidential. The Company may present this Subscription Agreement and the information provided in the Confidential Subscriber Questionnaire to such parties as they deem advisable if compelled by law or called upon to establish the availability under any Federal or state securities laws of an exemption from registration of the offering or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Manager or the Company is a party or by which it is or may be bound.

18. Use of Proceeds. The net proceeds of the offering shall be used for working capital requirement and general corporate purposes.

19. Miscellaneous.

(a) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(b) This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original (including signatures sent by facsimile transmission or by email transmission of a PDF scanned document), but all of which shall together constitute one and the same instrument.

(c) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(d) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(e) All terms used in any one number or gender in this Subscription Agreement shall be extended to mean and include any other number and gender as the facts, context or sense of this Subscription Agreement may require.

(f) The Company will disclose Confidential Information to the Subscriber to permit the completion of this Offering on the terms of this Subscription Agreement. The foregoing Section 19(f) shall not apply to any Subscriber who has executed a separate non-disclosure agreement with the Company and/or LiveOne (an “NDA”), and the terms of such NDA shall apply instead to the Confidential Information disclosed by the Company to such Subscriber.

Each party agrees that: (i) it will not disclose the other party’s Confidential Information to any person or make use of or take advantage of the other party’s Confidential Information for any purpose other than as expressly permitted by this document; (ii) it will take all steps necessary to ensure that the other party’s Confidential Information is kept confidential; (iii) it will not copy the other party’s Confidential Information or permit the copying of the other party’s Confidential Information in any form other than as permitted by the other party; (iv) upon request, it will return a party’s Confidential Information to that party, together with any copies of that party’s Confidential Information; and (v) it will not make use of the other party’s Confidential Information in any manner so as to obtain any benefit, right or privilege for itself or for any other person that would not have been available but for it having access to the Confidential Information except as permitted by this document. “Confidential Information” means: (A) all information, whether written, oral, electronic or in any other form provided (before or after the date of this document) by the Company, LiveOne or any of their respective Representatives relating to the Company’s, LiveOne’s and/or any of their affiliates’ operations, affairs and/or business including without limitation know how, trade secrets, intellectual property rights, business, corporate or trade information; (B) all analyses, compilations, forecasts, studies or other documents prepared by any party which contain or reflect any such information; (C) the existence and content of and negotiations with respect to this Subscription Agreement, the Notes, the Warrants and the Other Transaction Documents; (D) the existence of this Offering and other potential transactions relating to the operations, affairs and business of the Company, LiveOne or any of their respective Representatives; and (E) any information which would, under the circumstances, appear to a reasonable person to be confidential or proprietary. Confidential Information may include information of a third party that is in the possession of the Company, LiveOne and/or any of their respective Representatives and is disclosed to the Subscriber or its Representatives in connection with this Subscription Agreement. The parties also acknowledge and agree that any analyses, compilations, studies or other embodiments or derivatives of Confidential Information prepared by the Subscriber or its Representatives (or anyone to whom the Subscriber or its Representatives disclose such Confidential Information) shall be owned solely by the Company and/or LiveOne, as applicable, and treated as Confidential Information of the Company and/or LiveOne, as applicable.

Confidential Information shall not include any information which: (i) at the time of disclosure is in the public domain or thereafter becomes part of the public domain through no fault of the Subscriber or any of its Representatives; (ii) the Subscriber can establish that the Subscriber was in its possession prior to the time of disclosure without violation of the Company’s or LiveOne’s rights under this Subscription Agreement, (iii) is independently made available to the Subscriber by a third party who is not thereby in violation of a confidential or fiduciary relationship with the Subscriber and without violation of the Company’s or LiveOne’s rights under this Subscription Agreement; or (iv) the Subscriber can conclusively establish that it was independently developed by the Subscriber without use of or reference to the Confidential Information.

The Subscriber may disclose any Confidential Information pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the Subscriber shall provide prior prompt written notice of such court order or requirement to the Company and LiveOne to enable the Company and LiveOne to seek a protective order or otherwise prevent or restrict such disclosure. Notwithstanding the foregoing, the Subscriber will be permitted to disclose, with such written notice as is reasonable under the circumstances (which notice will be prior to disclosure if reasonable under the circumstances), the Confidential Information or any portion thereof as required by federal or state securities laws or upon the request of any government, regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspect of the Subscriber’s business or that of its affiliates, but the Subscriber agrees, where applicable, to advise them of the confidential nature of such information and request confidential treatment of such information. Such disclosed information shall continue to be treated as Confidential Information and shall be subject to the terms of this Subscription Agreement.

(g) The Subscriber will not, and will not permit any of Subscriber’s Representatives or any person under Subscriber’s control or influence (including any Representative) to, make a public statement, press release or other communication announcing this Offering or any terms hereof or any transactions contemplated hereunder before the Company has announced this Offering.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, the Placement Agent wants to provide you with some information about money laundering and its steps to implement the USA PATRIOT Act.

	Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities, Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.	The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

As part of the Placement Agent’s required program, it may ask you to provide various identification documents or other information. Until you provide the information or documents the Placement Agent needs, it may not be able to effect any transactions for you.
What are we required to do to eliminate money laundering?
Under rules required by the USA PATRIOT Act, the Placement Agent’s anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the ________ day of __________, 2022

Number of Units Subscribed for at $100,000 per Unit: ________________________

Dollar Amount of Units Subscribed for $ ________________________

If the Subscriber is a NATURAL PERSON, purchased as an INDIVIDUAL, as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY by more than one individual:

(Signature of Subscriber)

(Name Typed or Printed)

(Signature of Co-Subscriber)

(Name Typed or Printed)

Mailing Address	Residence Address
(if not residence)

City, State and Zip Code	City, State and Zip Code

Social Security Number of Subscriber

Social Security Number of Co-Subscriber

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the _______ day of ______________, 2022.

Number of Units Subscribed for at $100,000 per Unit: _____________________________

Dollar Amount of Units Subscribed for $ _____________________________

If the Subscriber is an ENTITY:

Type of Ownership: (Check One)

____        Corporation
____        Limited Partnership
____        General Partnership
____        Limited Liability Company
____        Limited Liability Partnership
____        Revocable Trust
____        Irrevocable Trust
____        Tax Exempt Organization
____        Estate
____        Other (specify)                   _________________________________

Name of Entity (Print)

Signature of Subscriber’s Authorized Signatory

Name of Subscriber’s Authorized Signatory (Print)

Principal Business Mailing Address	Title of Authorized Signatory (Print)

City, State and Zip Code	Federal Tax Identification Number

Accepted as of the 15th day of July.

July 15, 2022

Courtside Group, Inc.

By:
Name:
Title:

July 15, 2022
LiveOne, Inc., solely as guarantor pursuant to Section 4(aaa) of this Subscription Agreement.

By:
Name:
Title:

Joseph Gunnar & Co., LLC
[for internal use only]

[Signature Page to Courtside Group, Inc. Subscription Agreement]

33